Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of the ____ day of ______, 20__ by and between Lantronix, Inc., a Delaware corporation (the “Company”), and ________________ (“Indemnitee”).

RECITALS

A. The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

E. In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.      Indemnification.

(a)    Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (hereinafter a “Proceeding”) that Indemnitee in good faith believes might lead to the institution of any such Proceeding, whether civil, criminal, administrative, investigative (whether formal or informal) or otherwise (hereinafter a “Claim”), by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including as a deemed fiduciary thereto), or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five days after written demand by Indemnitee therefor is presented to the Company.

1

(b)   Reviewing Party. Notwithstanding the foregoing, the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 12(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 12(d) hereof is involved and has provided written legal advice) that Indemnitee would not be permitted to be indemnified under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses advanced by the Company until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control (as defined in Section 12(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c)    Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control that has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and advancement of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 12(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

2

(d)   Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith. termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.

(e) Indemnification of Related Parties.  To the extent the Indemnitee was nominated to serve on the Board of Directors at the direction of a stockholder (collectively with its affiliated general partner and related persons, an “Appointing Stockholder”) pursuant to the terms of an agreement between the Company and such Appointing Stockholder, the Company shall, subject to the terms of Section 10 herein, indemnify and hold harmless such Appointing Stockholder from any Proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that Appointing Stockholder has caused, or has the ability to cause, the Company to nominate the Indemnitee to the Board of Directors; provided, however, that (i) any such indemnification shall be subject to the same limitations set forth herein and (ii) no such indemnification shall be available to any Appointing Stockholder in the event that Indemnitee shall not be entitled to indemnification in the same or any related Proceeding. The terms of this Agreement as they relate to procedures for indemnification of Indemnitee shall apply to any such indemnification of Appointing Stockholder.

2.      Expenses; Indemnification Procedure.

(a)    Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than five days after written demand by Indemnitee therefor to the Company. The advances shall be unsecured and interest free. The right to advances under this section shall in all events continue until final disposition of any Proceeding, including any appeal therein. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be made without regard to Indemnitee’s ability to repay. The advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.

3

(b)   Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company’s ability to defend such Proceeding; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)    No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party or any other person to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party or any other person that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party or other person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and anyone seeking to overcome this presumption shall have the burden of proof. The Company shall be precluded from asserting in any judicial proceeding commenced under this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(d)   Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect that may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

4

(e)    Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the prompt delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee.

3.      Additional Indemnification Rights; Nonexclusivity.

(a)    Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 7(a) hereof.

(b)   Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4.      No Duplication of Payments. Except as otherwise set forth in Section 10 below, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy procured by the Company, the Company’s Certificate of Incorporation, the Company’s Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

5

5.      Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6.      Liability Insurance. The Company shall use its commercially reasonable efforts to maintain in full force and effect its liability insurance (as currently in effect or reasonably comparable coverage) applicable to directors, officers, employees, agents or fiduciaries. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary. In the event of a Change in Control or the Company’s becoming insolvent, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance — directors’ and officers’ liability, fiduciary, employment practices or otherwise — in respect of the individual directors and officers of the Company, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be placed by the Company’s incumbent insurance broker with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control event or at the time the Company became Insolvent (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

7.      Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Excluded Action or Omissions. To indemnify Indemnitee for Indemnitee’s acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law as determined by a court of competent jurisdiction in a final non-appealable ruling; provided, however, until such determination is made by a court of competent jurisdiction in a final non-appealable ruling, the Indemnitee shall be entitled to receive advancement of Expenses hereunder with respect to any Claim;

(b)   Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification or right to the advancement of legal fees under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

6

(c)    Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines in a final non-appealable ruling that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(d)   Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this section regarding the Company’s lack of obligation to provide indemnification, Indemnitee shall be entitled to receive advances of expenses until a court of competent jurisdiction in a final non-appealable ruling shall have determined that Indemnitee has violated Section 16(b).

8.      Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 7(b)-(d) hereof, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, decisions of arbitrators, fines, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee; provided, however, that such right to contribution described in this section in respect of a particular Indemnifiable Event shall terminate at the time (i) it is finally determined in accordance with the terms of this Agreement that Indemnitee is not entitled to indemnification pursuant to this Agreement, or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

9.      Information Sharing. If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall notify Indemnitee of such investigation and shall share with Indemnitee any information it has furnished to any third parties concerning the investigation (“Shared Information”); provided, however, that if Indemnitee was never a director of the Company, the rights described in this Section 9 shall terminate when Indemnitee is no longer an employee of the Company. By executing this Agreement, Indemnitee agrees that such Shared Information may constitute material non-public information and that Indemnitee shall hold in confidence and may not disclose publicly such Shared Information; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared Information to Indemnitee's legal counsel and third parties solely in connection with defending Indemnitee from legal liability.

7

10.  Primacy of Indemnification. To the extent the Indemnitee was nominated to serve on the Board of Directors at the direction of an Appointing Stockholder pursuant to the terms of an agreement between the Company and such Appointing Stockholder, the provisions of this Section 10 shall apply. The parties hereby acknowledge that Indemnitee is serving on the Board of Directors at the direction of the Appointing Stockholder and that Indemnitee has certain rights to indemnification, expense advancement and/or insurance from the Appointing Stockholder. The parties further acknowledge that, where two or more indemnitors have agreed to indemnify the same person for the same activity and the same risk, some courts have held that all of the indemnitors are equally liable for any indemnifiable amounts, and thus any indemnitor that pays more than its share of such amounts may seek contribution from the remaining indemnitors. With this Section 10, the parties to this Agreement intend to establish a hierarchy of indemnification obligations as between the Company and the Appointing Stockholder. To that end, the parties hereby agree that (i) with respect to Indemnitee’s service as a director, officer, employee, agent and/or fiduciary of the Company, the Company’s obligations under this Agreement shall be the primary source of indemnification and advancement, while the Appointing Stockholder’s indemnification and advancement obligations shall be secondary to those of the Company under this Agreement, (ii) the Company shall be required to make all advances of Expenses and the Company shall be liable for all of Indemnitee’s Expenses, in each case to the extent required by this Agreement and/or the Company’s Certificate of Incorporation and Bylaws, without regard to any rights Indemnitee may have against the Appointing Stockholder, (iii) the Company irrevocably waives, relinquishes and releases any and all claims against the Appointing Stockholder for contribution, subrogation or any other recovery of any kind in connection with the Company’s obligations under this Agreement, (iv) no advancement or payment of any kind by the Appointing Stockholder on behalf of the Indemnitee shall affect the foregoing, and (v) to the extent that the Appointing Stockholder advances or pays any amounts that the Company is obligated to advance or indemnify under this Agreement, the Appointing Stockholder, as an express third-party beneficiary of this Agreement, shall have a right of contribution and/or subrogation against the Company for any such amounts. The Company acknowledges and agrees that the foregoing terms are material conditions to the Indemnitee’s decision to enter into this Agreement.

11.  Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

12.  Construction of Certain Phrases.

(a)    For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

8

(b)   For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company that imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)    For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(d)   For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

9

(e)    For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee are seeking indemnification, or Independent Legal Counsel.

(f)    For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

13.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

14.  Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, estate and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to (i) assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, and (ii) agree to indemnify Indemnitee to the maximum extent provided by the laws of the jurisdiction of organization of such successor, to the extent that such laws would provide indemnification rights that are, in any respect, greater, or more beneficial to Indemnitee, than the rights to indemnification provided pursuant to this Agreement. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company’s request and regardless of when such Claims are received by Indemnitee. The Appointing Stockholder is an express third party beneficiary of this Agreement.

15.  Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines in a final, non-appealable ruling that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

10

16.  Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one (1) day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee address as set forth beneath Indemnitee signatures to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

17.  Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

18.  Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

19.  Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

20.  Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

21.  Amendment and Termination. All agreements and obligations of the Company contained herein shall survive unless and until this Agreement is terminated or cancelled in the manner provided in the next sentence., No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11

22.  Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

23.  Enforcement/ Specific Performance. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

24.  No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANTRONIX, INC.

Signature:
Name:	Jeffrey W. Benck
Title:	Chief Executive Officer
Address:	7535 Irvine Center Drive, Suite 100
Irvine, CA 92618

AGREED TO AND ACCEPTED BY:
Signature:
Name:
Address:

[Signature Page to Indemnification Agreement]

13

Schedule A

The following directors and executive officers have entered into the form of indemnification agreement:

Jeffrey Benck

Bernhard Bruscha

Bruce Edwards

Paul Folino

Martin Hale, Jr.

Hoshi Printer

Kurt Scheuerman

Jeremy Whitaker

14